TRITON RESOURCES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

January 31, 2006

(Stated in US Dollars)

(Unaudited)

TRITON RESOURCES INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
January 31, 2006
(Stated in US Dollars)
(Unaudited)

	Triton	Skyflyer	(Note 5)		Pro Forma
	Resources	Technology	Pro Forma		Consolidated
ASSETS	Inc.	GmbH	Adjustments		Balance

Current
Cash	$39,527	$13,622	$-		$53,149
Government value added tax receivable	-	4,524	-		4,524
Subscriptions receivable	-	12,910	-		12,910
Prepaid expenses	11	-	-		11
Loan receivable	-	12,125	-		12,125

Total current assets	39,538	43,181	-		82,719

Equipment	-	25,984	-		25,984
Patents	-	30,360	-		30,360

	$39,538	$99,525	$-		$139,063

LIABILITIES

Current
Accounts payable and accrued liabilities	$18,128	$19,502	$-		$37,630
Loans payable	-	54,609	-		54,609

	18,128	74,111	-		92,239

STOCKHOLDERS’ EQUITY

Common stock	70,200	32,275	33,000	(a)	103,200
			(70,200)	(b)
			37,925	(d)
Additional paid-in capital	18,825	78,224	(33,000)	(a)	26,392
			(18,825)	(b)
			89,025	(b)
			(69,932)	(c)
			(37,925)	(d)
Accumulated other comprehensive
income (loss)	2,317	(2,037)	-		280
Deficit	(69,932)	(83,048)	69,932	(c)	(83,048)

Total Stockholders’ Equity	21,410	25,414			46,824

Total Liabilities and Stockholders’ Equity	$39,538	$99,525	$-		$139,063

SEE ACCOMPANYING NOTES

TRITON RESOURCES INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the three months ended January 31, 2006
(Stated in US Dollars)
(Unaudited)

	Three months ended
	January 31, 2006
		Skyflyer	Pro forma
	Triton	Technology	Consolidated
	Resources Inc.	GmbH	Total

Revenue	$-	$-	$-

Expenses
Accounting and audit fees	4,378	13,201	17,579
Amortization	-	155	155
Bank charges	51	-	51
Consulting	1,500	-	1,500
Equipment rental	-	1,539	1,539
Legal fees	7,435	471	7,906
Management fees	-	3,963	3,963
Office and miscellaneous	1,604	862	2,466
Rent	750	-	750
Transfer agent and filing fees	(50)	-	(50)
Wages	-	11,109	11,109

Net loss for the period	(15,668)	(31,300)	(46,968)

Other comprehensive income (loss)
Foreign currency translation adjustment	13	(387)	(374)

Comprehensive loss	$(15,655)	$(31,687)	$(47,342)

Basic and diluted loss per share	$(0.00)	$(31,687)	$(0.00)

Weighted average shares outstanding
– basic and diluted	70,200,000	1	103,200,000

SEE ACCOMPANYING NOTES

TRITON RESOURCES INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the periods ended October 31, 2005
(Stated in US Dollars)
(Unaudited)

		April 14, 2005
	For the	to
	year ended	October 31, 2005
	October 31, 2005	Skyflyer	Pro forma
	Triton	Technology	Consolidated
	Resources Inc.	GmbH	Total

Revenue	$-	$-	$-

Expenses
Accounting and audit	11,650	7,128	18,778
Amortization	-	322	322
Bank charges	148	-	148
Consulting	6,000	-	6,000
Equipment rental	-	3,663	3,663
Legal fees	11,970	8,470	20,440
Management fees	-	10,242	10,242
Mineral property costs	2,384	2,273	4,657
Office and miscellaneous	883		883
Rent	3,000	-	3,000
Transfer agent and filing fees	6,888	-	6,888
Wages	-	19,650	19,650

Net loss for the period before other items	(42,923)	(51,748)	(94,671)

Other items
Interest income	505	-	505

Net loss for the period	(42,418)	(51,748)	(94,166)

Other comprehensive loss
Foreign currency translation adjustment	(696)	(1,650)	(2,346)

Comprehensive loss	$(43,114)	$(53,398)	$(96,512)

Basic and diluted loss per share	$(0.00)	$(53,398)	$(0.00)

Weighted average shares outstanding
– basic and diluted	70,200,000	1	103,200,000

SEE ACCOMPANYING NOTES

TRITON RESOURCES INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2006
(Stated in US Dollars)
(Unaudited)

Note 1	Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statements of operations give effect to the acquisition of Skyflyer GmbH (“Skyflyer”) by Triton Resources Inc. (“Triton”) on March 31, 2006.

The unaudited pro forma consolidated financial statements of Triton included herein have been compiled by management of Triton in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the January 31, 2006 and October 31, 2005 financial statements of Triton and the January 31, 2006 and the October 31, 2005 financial statements of Skyflyer, together with other information available to the corporations. In the opinion of management of Triton, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of Skyflyer by Triton as described below.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Triton and Skyflyer referred to above and included elsewhere in this 8-K. The Triton unaudited pro forma consolidated balance sheet gives effect to the acquisition of Skyflyer as if it had occurred on January 31, 2006. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of Skyflyer as if it had occurred at the start of the fiscal periods beginning on May 18, 2004 for Triton and April 14, 2005 for Skyflyer. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Note 2	Skyflyer Technology GmbH

Skyflyer is a German company and operates primarily in Germany. The financial statements of Skyflyer were prepared in accordance with generally accepted accounting principles in the United States of America.

Note 3	Acquisition of Skyflyer

On March 31, 2006, Triton entered into a share purchase agreement with Inventa Holding GmbH (“Inventa”), Skyflyer and Perry Auguston for the purchase of a 100% ownership interest in Skyflyer from Inventa. Under the terms of the share purchase agreement, Triton agreed to issue to Inventa 33,000,000 of its common shares in exchange for a 100% ownership interest in Skyflyer. In addition, Mr. Augustson agreed to transfer 39,000,000 shares of Triton to Inventa for total proceeds of $9,000. The business combination will be accounted for as a reverse acquisition, with Skyflyer being treated as the accounting acquirer.

Triton Resources Inc.
Notes to the Pro Forma Consolidated Financial Statements
January 31, 2006
(Stated in US Dollars)
(Unaudited) – Page 2

Note 3	Acquisition of Skyflyer – (cont’d)

The carrying values of the assets and liabilities of Triton as presented in the January 31, 2006 historical financial statements approximate their fair values.

The net liabilities of Triton acquired are as follows:

Cash	$39,527
Prepaid expenses	11
Liabilities	(18,128)

$21,410

Note 4	Share Capital

			Additional
	Common shares		Paid-in
	Number	Par value	Capital

Skyflyer balance, January 31, 2006	1	$32,275	$78,224
Skyflyer common shares prior to
acquisition	(1)	(32,275)	32,275
Triton common shares prior to
acquisition	70,200,000	70,200	(70,200)
Common shares issued pursuant to
share purchase agreement	33,000,000	33,000	(13,907)

Pro forma, January 31, 2006	103,200,000	$103,200	$26,392

Note 5	Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments.

a)	To record the issuance of 33,000,000 common shares of Triton to acquire 100% of the issued and outstanding shares of Skyflyer.

b)	To eliminate capital stock and paid-in capital of Triton against paid-in capital.

c)	To eliminate deficit of Triton against paid-in capital.

d)	To adjust par value of outstanding common shares of Triton to actual.

Triton Resources Inc.
Notes to the Pro Forma Consolidated Financial Statements
January 31, 2006
(Stated in US Dollars)
(Unaudited) – Page 3

Note 6	Pro-forma Loss Per Share

Pro-forma loss per share has been calculated using the historical weighted average number of shares previously reported and amended as if the pro-forma common shares of Triton issued pursuant to the acquisition have been outstanding since the beginning of the periods.